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                                                                   EXHIBIT 23(A)

                  CONSENT OF KPMG LLP, INDEPENDENT ACCOUNTANTS

    We consent to the use in the joint proxy statement/prospectus and in the Registration Statement of our report dated February 9, 2000 on the consolidated financial statements of PepsiCo, Inc., as of December 25, 1999 and December 26, 1998, and for each of the years in the three-year period ended December 25, 1999.

    We consent to the reference to our firm under the heading "Experts" in the joint proxy statement/ prospectus and in the Registration Statement.

                                          KPMG LLP

New York, New York
January 9, 2001